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                                                                    EXHIBIT 23.6

                          CONSENT OF FINANCIAL ADVISOR
                                       TO
                         SPECIAL TRANSACTION COMMITTEE

     We consent to the inclusion in this Registration Statement on Form S-4, and all amendments thereto, of Remington Oil & Gas Corporation of our opinion dated June 22, 1998 included within the Registration Statement as Attachment II to the Prospectus and Proxy Statement therein (the "Opinion"), and to the references to our firm and to the Opinion under the captions "Summary -- The Special Transaction Committee and Opinion of Outside Financial Advisor," "The Transaction -- Potential Conflicts of Interests," "The
Transaction -- Proceedings of the STC," and "Opinion of STC Financial Advisor" in said Prospectus and Proxy Statement.

                                            HOWARD, WEIL, LABOUISSE,
                                            FRIEDRICHS, INCORPORATED

Houston, Texas
August 13, 1998